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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement and Post-Effective Amendment No. 1 of Form S-4 (Commission File No. 333-86763) of Citation Corporation and subsidiaries (the "Company") of our reports dated November 16, 1998, except for Notes 20 and 21, as to which the date is December 14, 1998, relating to the consolidated financial statements and financial statement schedules, which appear in the Company's Annual Report on Form 10-K for the year ended September 27, 1998. We also consent to the references to us under the headings "Independent Accountants" and "Selected Consolidated Financial Data" in such Registration Statement and Post-Effective Amendment No. 1. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
October 20, 1999